Exhibit 99

CapitalSouth Bancorp Announces Merger of Capital Bank Subsidiary

FOR IMMEDIATE RELEASE-Birmingham, Alabama (August 21, 2006) - CapitalSouth Bancorp (CAPB) today announced that its board has approved the merger of its subsidiary banks, Capital Bank and CapitalSouth Bank. The combined bank will retain the name CapitalSouth Bank. Regulatory approval is expected to be obtained by mid- October 2006.

Capital Bank has operated as a separately chartered financial institution located in Montgomery, Alabama since December 2001, and currently has two branch locations. Upon completion of the merger, CapitalSouth Bank will operate 9 full service banking locations in Birmingham, Huntsville and Montgomery Alabama and Jacksonville Florida as well as a loan production office in Atlanta, Georgia. CapitalSouth also provides Internet banking services at www.capitalsouthbank.com

In a statement released today, W. Dan Puckett, Chairman and Chief Executive Officer of CapitalSouth Bancorp said, “We believe that merging our subsidiary banks will provide operating efficiencies that ultimately improve shareholder value. We are delighted that this combination offers all of our customers additional banking locations.”

This press release contains “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995, which are based on CapitalSouth’s current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events, or results. Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially. CapitalSouth undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new, updated information, future events, or otherwise.